Exhibit 99.1

Verra Mobility Announces Third Quarter 2025 Financial Results

•
Total revenue of $261.9 million
•
Net income of $46.8 million
•
Net cash provided from operations of $77.7 million
•
New York City Department of Transportation began expansion of the red-light program through the execution of a change order to the existing contract
•
Stock repurchase approval expansion
•
Revising 2025 full year guidance

MESA, Ariz., October 29, 2025 /PRNewswire/ – Verra Mobility Corporation (NASDAQ: VRRM), a leading provider of smart mobility technology solutions, announced today the financial results for the third quarter ended September 30, 2025.

“We delivered a strong third quarter with all key financial measures ahead of our internal expectations,” said David Roberts, President and CEO, Verra Mobility. “Driven primarily by the New York City red-light expansion change order, the Company generated 16 percent revenue growth compared to the third quarter of 2024. Based on our strong year-to-date performance and our outlook for the fourth quarter, we are increasing Full Year 2025 revenue guidance and reaffirming all other guidance measures.”

Third Quarter 2025 Financial Highlights

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Revenue: Total revenue for the third quarter of 2025 was $261.9 million, an increase of 16% compared to $225.6 million for the third quarter of 2024. Service revenue growth was 12%, driven by 19% growth in our Government Solutions segment and 7% growth from our Commercial Services segment. Government Solutions service revenue growth was driven primarily by the New York City Department of Transportation (“NYCDOT”) red-light expansion program, as well as the expansion of bus lane and school bus stop arm enforcement programs, and the growth in Commercial Services revenue was due to increases in product adoption, tolling activity, and our European operations. Parking Solutions service revenue increased by $0.5 million compared to the third quarter of 2024, as increased revenue from our software as a service (“SaaS”) product offerings and professional services revenue was offset by a decrease in subscription services revenue related to parking management solutions.
•
Net income and Earnings Per Share (EPS): Net income for the third quarter of 2025 was $46.8 million, or $0.29 per share, based on 161.9 million diluted weighted average shares outstanding. Net income for the comparable 2024 period was $34.7 million, or $0.21 per share, based on 167.6 million diluted weighted average shares outstanding. The increase in net income for the third quarter of 2025 was primarily attributable to increased income from operations along with a decrease in interest expense compared to the prior year period.
•
Adjusted EPS*: Adjusted EPS for the third quarter of 2025 was $0.37 per share compared to $0.32 per share for the third quarter of 2024.

•
Adjusted EBITDA*: Adjusted EBITDA was $113.3 million for the third quarter of 2025 compared to $104.7 million for the same period in 2024. Adjusted EBITDA margin was 43% and 46% of total revenue for the 2025 and 2024 periods, respectively.
•
Net Cash Provided from Operations: Cash provided by operating activities decreased by approximately $31.1 million from $108.8 million for the three months ended September 30, 2024 to $77.7 million for the three months ended September 30, 2025 due primarily to an increase in accounts receivable compared to the prior year period.
•
Free Cash Flow*: Free Cash Flow was $49.0 million for the third quarter of 2025 compared to $85.1 million for the prior year period.

*Non-GAAP measure; refer to “Non-GAAP Financial Measures” further below for explanatory notes and a reconciliation to the most directly comparable GAAP measure.

We report our results of operations based on three operating segments:

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Commercial Services offers automated toll and violations management and title and registration solutions to rental car companies, fleet management companies, and other large fleet owners.
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Government Solutions delivers automated safety solutions to municipalities, school districts, and government agencies, including services and technology that enable photo enforcement cameras to detect and process traffic violations related to speed, red-light, school bus, and city bus lane management.
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Parking Solutions provides an integrated suite of parking software, transaction processing, and hardware solutions to universities, municipalities, parking operators, healthcare facilities, and transportation hubs in the United States and Canada.

Third Quarter 2025 Segment Detail

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The Commercial Services segment generated total revenue of $117.3 million, a 7% increase compared to $109.1 million in the same period in 2024. Segment profit was $78.3 million, a 7% increase from $72.9 million in the prior year period. The increases in revenue and segment profit compared to the prior year period resulted from an increase in product adoption, tolling activity, and our European operations, partially offset by lower revenue from our fleet management company customers due to customer churn. The segment profit margin was 67% for both of the third quarters of 2025 and 2024.
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The Government Solutions segment generated total revenue of $122.6 million, a 28% increase compared to $95.9 million in the same period in 2024. The increase was due to a 19% increase in service revenue over the prior year period, primarily driven by $10.7 million increase from installation service revenue from the NYCDOT red-light expansion program as well as the expansion of bus lane and school bus stop arm enforcement programs. In addition, product revenue increased approximately $9.4 million from the prior year period; of which $6.3 million was driven by the NYCDOT red-light expansion program. The segment profit was $31.3 million in 2025 compared to $28.1 million in the prior year period with segment profit margins of 26% for 2025 and 29% for 2024. The decline in segment profit margins compared to the prior year period was primarily driven by increased costs to support project implementations and NYCDOT readiness costs.
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The Parking Solutions segment generated total revenue of $22.1 million, a 7% increase compared to $20.6 million in the same period in 2024 which was due primarily to an increase in one-time product sales compared to the prior year period. The segment profit was $3.8 million compared to $3.7 million in the prior year period with segment profit margins of 17% for 2025 and 18% for 2024.

Liquidity and Debt: As of September 30, 2025, cash and cash equivalents were $196.1 million and long-term debt net was $1,029.9 million, and we generated $77.7 million in net cash provided by operating activities for the three months ended September 30, 2025.

Net Debt and Net Leverage*: As of September 30, 2025, Net Debt was $842.7 million and Net Leverage was 2.0x, as compared to $968.0 million and 2.4x as of December 31, 2024.

*Non-GAAP measure; refer to “Non-GAAP Financial Measures” further below for explanatory notes and a reconciliation to the most directly comparable GAAP measure.

New York City Department of Transportation Red-Light Camera Expansion and New Contract Update

On March 31, 2025, NYCDOT announced that it identified the Company as the vendor to manage New York City’s automated enforcement camera safety programs. The Company and NYCDOT are engaged in negotiations with respect to the contract, which is expected to have an initial term of five years with an option for the parties to extend for an additional five years. The estimated total contract value for the first five-year term is approximately $963 million, and the contract is expected to provide that NYCDOT will purchase its equipment from the Company.

In the third quarter of 2025, NYCDOT instructed us, through a change order to our existing contract, to install up to 250 red-light cameras by year-end 2025 as part of a legislatively authorized expansion. The Company installed 130 red-light cameras during the third quarter of 2025, which contributed about $17 million of revenue for the three months ended September 30, 2025, of which, approximately $6 million was product revenue and about $11 million was installation services revenue. Total expected revenue from the NYCDOT red-light camera expansion program for 2025 is approximately $30 million, of which approximately $10 million is expected to be product revenue and approximately $20 million is expected to be installation services revenue.

Stockholder Repurchase Expansion Approval

In May 2025, our Board of Directors authorized a share repurchase program for up to an aggregate amount of $100.0 million of our outstanding shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), over an 18-month period. On October 23, 2025, our Board of Directors authorized a $150.0 million increase to the size of the share repurchase program, authorizing share repurchases up to an aggregate $250.0 million. Under the repurchase program, we may purchase shares of Class A Common Stock until November 13, 2026 through open market purchases, in privately negotiated transactions, or by other means, including trading plans intended to qualify under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and accelerated share repurchase agreements, each as permitted under applicable rules and regulations. The amount and timing of repurchases will be determined at our discretion and will depend on a variety of factors, including price, general business and market conditions, applicable legal requirements, and alternative investment opportunities. The repurchase program does not obligate us to acquire any particular amount of Class A Common Stock or at any specific time intervals and may be modified, suspended, or terminated at any time. We have not yet repurchased shares of Class A Common Stock under this repurchase program.

2025 Full Year Guidance

Any guidance that we provide is subject to change as a variety of factors can affect actual operating results. Certain of the factors that may impact our actual operating results are identified below in the safe harbor language included within Forward-Looking Statements of this press release.

We are providing the following forward-looking guidance, which includes Adjusted EBITDA, Adjusted EPS, and Free Cash Flow, all of which are non-GAAP financial measures (defined below).

Based on our year-to-date 2025 results and our outlook for the fourth quarter, we are increasing revenue guidance as follows and reaffirming all other guidance measures

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Total Revenue of $955 million to $965 million, up from a prior range of $925 million to $935 million

The remainder of the financial guidance measures remain unchanged due to one-time readiness costs to support requirements of the new NYCDOT contract and are as follows:

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Adjusted EBITDA of $410 million to $420 million
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Adjusted EPS of $1.30 to $1.35
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Free Cash Flow of $175 million to $185 million

Underlying Assumptions for 2025 Full Year Guidance

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Weighted average fully diluted share count expected to be approximately 162 million shares for the full year 2025
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Effective tax rate (including state taxes) is expected to be 28.5% to 29.5%, with approximately $45 million in total cash taxes expected to be paid in 2025. The effective tax rate for non-GAAP adjustments is provided in the Reconciliation of Net Income to Adjusted Net Income and Calculation of Adjusted EPS
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Depreciation and amortization expense expected to be approximately $110 million for 2025
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Total interest expense, net expected to be approximately $70 million, of which approximately $65 million is expected to be net cash interest paid
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Change in working capital (change in operating assets and liabilities) is expected to result in a use of cash of approximately $15 million for 2025
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Capital expenditures (purchases of installation and service parts and property and equipment) are expected to be approximately $110 million for 2025

Long-Term Financial Outlook

We are also providing a preliminary view of our anticipated 2026 outlook in advance of providing guidance in our fourth quarter earnings call. This preliminary outlook assumes we will consummate our contract negotiations and enter into the New York renewal agreement, effective January 1, 2026. Driven primarily by the change order to our existing NYCDOT contract and red-light camera installations shifting from 2026 into 2025, we anticipate mid-single digit total consolidated revenue growth for fiscal year 2026. In addition, we expect Adjusted EBITDA margins to decline 250 to 300 basis points for fiscal year 2026 due to both portfolio mix and impacts from the new NYCDOT contract.

Please refer to slides 12 and 13 of the Verra Mobility Q3 2025 Earnings Presentation available on the Investor Relations section of our website at ir.verramobility.com for a detailed long-term outlook and assumptions underlying the new NYCDOT contract and Government Solutions segment forward-looking financial forecasts and a preliminary 2026 consolidated outlook.

Conference Call Details

Date: October 29, 2025

Time: 5:00 p.m. Eastern Time

To access this conference call by telephone, register here to receive dial-in numbers and a unique PIN to join the call.

Webcast Information: Available live in the “Investor Relations” section of our website at http://ir.verramobility.com.

A replay of the call will also be made available on the Investor Relations website. A copy of the earnings call presentation will be available on the Investor Relations section of our website.

About Verra Mobility

Verra Mobility is a leading provider of smart mobility technology solutions that make transportation safer, smarter, and more connected. We sit at the center of the mobility ecosystem, bringing together vehicles, hardware, software, data, and people to enable safe, efficient solutions for customers globally. Our transportation safety systems and parking management solutions protect lives, improve urban and motorway mobility, and support healthier communities. We also solve complex payment, utilization, and compliance challenges for fleet owners and rental car companies. We are headquartered in Arizona, and operate in North America, Europe, Asia, and Australia. For more information, please visit www.verramobility.com.

Forward-Looking Statements

This press release contains forward-looking statements which address our expected future business and financial performance, and may contain words such as “goal,” “target,” “future,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “project,” “may,” “should,” “will” or similar expressions. Forward-looking statements include statements regarding changes and trends in the market for our products and services, including expected increase in product adoption and tolling activity in our Commercial Services segment, expected growth in our Government Solutions segment, and expected growth in SaaS revenue and expected slowing product and professional services revenue in our Parking Solutions segment; expected operating results and metrics, such as revenue growth; expansion plans and opportunities; the expectations relating to the change order to the existing NYCDOT contract, the anticipated number of red-light camera installations in 2025 and the expected revenue from the change order in 2025, including expected installation service revenue and expected product revenue; expected terms of the new contract with NYCDOT including the length of the contract, the option for an extension, estimated total contract value, and expected equipment purchases by the NYCDOT; full-year guidance for 2025, including expected total revenue, Adjusted EBITDA, Adjusted EPS, and Free Cash Flow, and the underlying assumptions for the 2025 full-year guidance, including expected weighted average fully diluted share count, effective tax rate and cash taxes, expected depreciation and amortization, expected interest expense, net and total net cash interest, expected change in working capital, and expected capital expenditures; our ability to meet our long-term outlook, including anticipated revenue growth, expected decline in Adjusted EBITDA margins for fiscal 2026, and our preliminary 2026 consolidated outlook; the financial outlook for our Government Solutions segment based on the assumption of execution of the new NYCDOT contract effective January 1, 2026, including projections of Government Service revenue, Adjusted EBITDA, and NYCDOT-only revenue, and the underlying assumptions for the long-term outlook for the new NYCDOT contract and Government Solutions segment, including number and timing of camera installations, expected monthly fee, expected service revenue growth, expected total segment revenue growth, and expected margins; the expected benefits of our smart mobility platform, including margin expansion impact; and expectations concerning our share repurchase program. Forward-looking statements involve risks and uncertainties and a number of factors could cause actual results to differ materially from those currently anticipated. These factors include, but are not limited to, the impact of negative industry and macroeconomic conditions, including the impact of government actions and regulations, such as tariffs, trade protection measures, or a prolonged government shutdown, on our customers or Verra Mobility; customer concentration in our Commercial Services and Government Solutions segments including risks impacting such segments, including travel demand, legislation, and the risk of losing a customer; risks related to our contract with NYCDOT which comprises a material portion of our revenue and was extended through December 31, 2025, including risks related to the ongoing contract negotiations as part of the competitive procurement process with NYCDOT, including if the contract terms and pricing are materially different from our estimates or current contract, or if the parties fail to consummate a new agreement; risks and uncertainties related to our government contracts, including legislative changes, termination rights, delays in payments, audits and investigations; decreases in the prevalence or political acceptance of, or an increase in governmental restrictions regarding, automated and other similar methods of photo enforcement, parking solutions or the use of tolling; our ability to successfully implement our acquisition strategy or integrate acquisitions; failure in or breaches of our networks or systems, including as a result of cyber-attacks or other incidents; risks and uncertainties related to our international operations and our ability to develop and successfully market new products and technologies into new markets; our failure to acquire necessary intellectual property or adequately protect our intellectual property; our ability to manage our substantial level of indebtedness; our ability to maintain an effective system of internal controls; our ability to properly perform under our contracts and otherwise satisfy our customers; decreased interest in outsourcing from our customers; our ability to keep up with technological developments and changing customer preferences; our ability to compete in a highly competitive and rapidly evolving market; risks and uncertainties related to our share repurchase program; risks and uncertainties related to litigation, disputes and regulatory investigations; our reliance on specialized third-party vendors and service providers; and other risks and uncertainties indicated from time to time in documents we filed or will file with the Securities and Exchange Commission (the “SEC”). In addition, no assurance can be given that any plan, initiative, projection, goal, commitment, expectation, or prospect set forth in this press release can or will be achieved. This press release should be read in conjunction with the information included in our other press releases, reports, and other filings with the SEC. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2024 Annual Report on Form 10-K and 2025 Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this release and except to the extent required by applicable law, we do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments, or otherwise. Understanding the information contained in these filings is important in order to fully understand our reported financial results and our business outlook for future periods.

Additional Information

We periodically provide information for investors on our corporate website, www.verramobility.com, and our investor relations website, ir.verramobility.com.

We intend to use our website including our quarterly earnings presentation as a means of disclosing material non-public information, additional financial and operating metrics, and for complying with disclosure obligations under Regulation FD. Accordingly, investors should monitor our website, in addition to following our press releases, SEC filings, and public conference calls and webcasts.

Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we also disclose certain non-GAAP financial information in this press release. These financial measures are not recognized measures under GAAP and are not intended to be, and should not be, considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Free Cash Flow, Adjusted Net Income, Adjusted EPS, Adjusted EBITDA Margin, Net Debt, and Net Leverage are non-GAAP financial measures as defined by SEC rules. These non-GAAP financial measures may be determined or calculated differently by other companies. As a result, they may not be comparable to similarly titled performance measures presented by other companies. Reconciliations of these non-GAAP measurements to the most directly comparable GAAP financial measurements have been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliations.

We are not providing a quantitative reconciliation of Adjusted EBITDA, Adjusted EPS or Free Cash Flow which are included in our 2025 financial guidance above, in reliance on the “unreasonable efforts” exception for forward-looking non-GAAP measures set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated without unreasonable effort and expense. In this regard, we are unable to provide a reconciliation of forward-looking Adjusted EBITDA to GAAP net income, Adjusted EPS to net income per share and Free Cash Flow to net cash provided by operating activities, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Due to the uncertainty of estimates and assumptions used in preparing forward-looking non-GAAP measures, we caution investors that actual results could differ materially from these non-GAAP financial projections.

We use the non-GAAP metrics EBITDA, Adjusted EBITDA, Free Cash Flow, Adjusted Net Income, Adjusted EPS, Adjusted EBITDA Margin to measure our performance from period to period, to evaluate and fund incentive compensation programs and to compare our results to those of our competitors. We use the non-GAAP metrics Free Cash Flow in connection with managing the business and we use the non-GAAP metrics “Net Debt” and “Net Leverage” to understand our overall leverage position and to evaluate capital allocation decisions. In addition, we also believe that these non-GAAP measures provide useful information to investors regarding financial and business trends related to our results of operations and that when non-GAAP financial information is viewed with GAAP financial information, investors are provided with a more meaningful understanding of our ongoing operating performance, liquidity and leverage relative to other periods. These non-GAAP measures have certain limitations as analytical tools and should not be used as substitutes for net income, cash flows from operations, earnings per share, other consolidated income, cash flow or debt data prepared in accordance with GAAP.

EBITDA and Adjusted EBITDA

We define “EBITDA” as net income adjusted to exclude interest expense, net, income taxes, depreciation and amortization. "Adjusted EBITDA" further excludes certain non-cash expenses and non-recurring items.

Free Cash Flow

We define “Free Cash Flow” as net cash flow provided by operating activities less purchases of installation and service parts and property and equipment.

Adjusted Net Income

We define “Adjusted Net Income” as net income adjusted to exclude amortization of intangibles and certain non-cash or non-recurring expenses such as change in fair value of interest rate swap, loss on extinguishment of debt, among other items.

Adjusted EPS

We define “Adjusted EPS” as Adjusted Net Income divided by the diluted weighted average shares for the period.

Adjusted EBITDA Margin

We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of total revenue.

Net Debt

We define “Net Debt” as total long-term debt, net excluding original issue discounts and unamortized deferred financing costs, less cash and cash equivalents.

Net Leverage

We define “Net Leverage” as Net Debt divided by the trailing twelve months Adjusted EBITDA as of the current quarter-end.

Additional Metrics

Recurring Revenue or Recurring Service Revenue

We define “Recurring Revenue” or “Recurring Service Revenue” as all revenue other than product sales for each of our segments, as we typically generate revenue on a recurring monthly basis under long-term contracts with our customers. This includes our Commercial Services segment where we generate service revenue through processing of tolls, violations, and titles and registrations.

VERRA MOBILITY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share data)	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$196,096	$77,560
Restricted cash	4,203	3,594
Accounts receivable (net of allowance for credit losses of $23.1 million and $17.0 million at September 30, 2025 and December 31, 2024, respectively)	228,756	206,503
Unbilled receivables	59,205	48,193
Inventory	21,695	15,502
Prepaid expenses and other current assets	47,873	42,647
Total current assets	557,828	393,999
Installation and service parts, net	27,590	36,631
Property and equipment, net	195,793	141,601
Operating lease assets	35,813	29,895
Intangible assets, net	185,205	232,297
Goodwill	741,450	735,615
Other non-current assets	34,662	44,451
Total assets	$1,778,341	$1,614,489
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$122,033	$91,224
Deferred revenue	29,299	29,374
Accrued liabilities	71,222	73,980
Tax receivable agreement liability, current portion	5,340	5,163
Total current liabilities	227,894	199,741
Long-term debt, net	1,029,938	1,034,211
Operating lease liabilities, net of current portion	29,987	25,757
Tax receivable agreement liability, net of current portion	37,800	42,977
Asset retirement obligations	17,453	15,493
Deferred tax liabilities, net	14,081	14,699
Other long-term liabilities	18,040	16,486
Total liabilities	1,375,193	1,349,364
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.0001 par value	—	—
Common stock, $0.0001 par value	16	16
Additional paid-in capital	562,172	551,955
Accumulated deficit	(149,204)	(269,287)
Accumulated other comprehensive loss	(9,836)	(17,559)
Total stockholders' equity	403,148	265,125
Total liabilities and stockholders' equity	$1,778,341	$1,614,489

VERRA MOBILITY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2025	2024	2025	2024
Service revenue	$243,219	$217,267	$678,598	$632,005
Product sales	18,719	8,284	42,619	25,702
Total revenue	261,938	225,551	721,217	657,707
Cost of service revenue, excluding depreciation and amortization	9,246	5,378	18,658	14,324
Cost of product sales	12,826	5,621	29,804	18,755
Operating expenses	88,036	76,026	243,092	221,569
Selling, general and administrative expenses	47,757	47,918	147,724	142,432
Depreciation, amortization and (gain) loss on disposal of assets, net	29,264	26,718	86,551	81,215
Total costs and expenses	187,129	161,661	525,829	478,295
Income from operations	74,809	63,890	195,388	179,412
Interest expense, net	16,421	18,723	49,629	57,203
Loss on interest rate swap	—	913	—	494
Loss on extinguishment of debt	21	33	69	628
Other income, net	(6,298)	(4,272)	(16,410)	(13,970)
Total other expenses	10,144	15,397	33,288	44,355
Income before income taxes	64,665	48,493	162,100	135,057
Income tax provision	17,826	13,761	44,347	36,953
Net income	$46,839	$34,732	$117,753	$98,104
Other comprehensive (loss) income:
Change in foreign currency translation adjustment	(790)	5,190	7,723	3,364
Total comprehensive income	$46,049	$39,922	$125,476	$101,468
Net income per share:
Basic	$0.29	$0.21	$0.74	$0.59
Diluted	$0.29	$0.21	$0.73	$0.58
Weighted average shares outstanding:
Basic	159,552	164,735	159,525	165,676
Diluted	161,861	167,624	161,824	168,318

VERRA MOBILITY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended September 30,
($ in thousands)	2025	2024
Cash Flows from Operating Activities:
Net income	$46,839	$34,732
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,534	26,631
Amortization of deferred financing costs and discounts	953	1,043
Change in fair value of interest rate swap	—	1,169
Loss on extinguishment of debt	21	33
Credit loss expense	4,521	2,119
Deferred income taxes	9,173	(985)
Stock-based compensation	4,961	6,438
Other	870	284
Changes in operating assets and liabilities:
Accounts receivable	(15,961)	14,077
Unbilled receivables	(7,731)	(6,681)
Inventory	3,580	(142)
Prepaid expenses and other assets	(11,119)	769
Deferred revenue	(442)	3,609
Accounts payable and other current liabilities	20,385	24,570
Other liabilities	(6,869)	1,121
Net cash provided by operating activities	77,715	108,787
Cash Flows from Investing Activities:
Cash receipts for interest rate swap	—	256
Purchases of installation and service parts and property and equipment	(28,750)	(23,676)
Cash proceeds from the sale of assets	116	66
Net cash used in investing activities	(28,634)	(23,354)
Cash Flows from Financing Activities:
Repayment of long-term debt	(2,255)	—
Payment of debt issuance costs	(187)	(216)
Proceeds from the exercise of stock options	213	1,727
Payment of employee tax withholding related to RSUs and PSUs vesting	(171)	(168)
Net cash (used in) provided by financing activities	(2,400)	1,343
Effect of exchange rate changes on cash and cash equivalents	(307)	1,039
Net increase in cash, cash equivalents and restricted cash	46,374	87,815
Cash, cash equivalents and restricted cash - beginning of period	153,925	125,398
Cash, cash equivalents and restricted cash - end of period	$200,299	$213,213

VERRA MOBILITY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
($ in thousands)	2025	2024
Cash Flows from Operating Activities:
Net income	$117,753	$98,104
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	85,179	80,982
Amortization of deferred financing costs and discounts	2,856	3,437
Change in fair value of interest rate swap	—	1,316
Loss on extinguishment of debt	69	628
Credit loss expense	18,377	11,425
Deferred income taxes	4,706	(1,684)
Stock-based compensation	18,696	18,586
UTP reserve release	(1,682)	—
Other	2,097	749
Changes in operating assets and liabilities:
Accounts receivable	(39,635)	(7,891)
Unbilled receivables	(10,441)	(13,912)
Inventory	3,762	511
Prepaid expenses and other assets	(5,144)	(3,423)
Deferred revenue	(498)	1,401
Accounts payable and other current liabilities	28,285	(6,600)
Other liabilities	(8,552)	(474)
Net cash provided by operating activities	215,828	183,155
Cash Flows from Investing Activities:
Cash receipts for interest rate swap	—	822
Purchases of installation and service parts and property and equipment	(84,868)	(52,009)
Cash proceeds from the sale of assets	215	156
Net cash used in investing activities	(84,653)	(51,031)
Cash Flows from Financing Activities:
Repayment of long-term debt	(6,764)	(4,509)
Payment of debt issuance costs	(449)	(440)
Share repurchases and retirement	—	(51,500)
Proceeds from the exercise of stock options	1,054	2,701
Payment of employee tax withholding related to RSUs and PSUs vesting	(7,161)	(5,826)
Net cash used in financing activities	(13,320)	(59,574)
Effect of exchange rate changes on cash and cash equivalents	1,290	941
Net increase in cash, cash equivalents and restricted cash	119,145	73,491
Cash, cash equivalents and restricted cash - beginning of period	81,154	139,722
Cash, cash equivalents and restricted cash - end of period	$200,299	$213,213

VERRA MOBILITY CORPORATION

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2025	2024	2025	2024
Net income	$46,839	$34,732	$117,753	$98,104
Interest expense, net	16,421	18,723	49,629	57,203
Income tax provision	17,826	13,761	44,347	36,953
Depreciation and amortization	28,534	26,631	85,179	80,982
EBITDA	109,620	93,847	296,908	273,242
Transaction and other related expenses (i)	—	2,483	1,093	4,124
Transformation expenses (ii)	283	983	(1,120)	2,552
Legal accrual/settlement (iii)	(1,540)	—	(1,540)	—
Loss on interest rate swap	—	913	—	494
Loss on extinguishment of debt	21	33	69	628
Stock-based compensation (iv)	4,961	6,438	18,696	18,586
Adjusted EBITDA	$113,345	$104,697	$314,106	$299,626

Adjusted EBITDA Margin	43%	46%	44%	46%
Revenue	261,938	225,551	721,217	657,707

(i)
Transaction and other related expenses for the periods presented primarily related to deal costs incurred for potential acquisitions and debt modification costs related to the 2024 refinancing on our first lien term loan.
(ii)
Transformation expenses for the 2025 year to date period represents a non-cash benefit in relation to a building lease. Transformation expenses for the 2024 periods consist of severance and other employee separation costs related to exit activities initiated during the period.
(iii)
This relates to adjustments to loss contingencies for the period.
(iv)
Stock-based compensation represents the non-cash charge related to the issuance of awards under the Verra Mobility Corporation Amended and Restated 2018 Equity Incentive Plan.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2025	2024	2025	2024
Net cash provided by operating activities	$77,715	$108,787	$215,828	$183,155
Purchases of installation and service parts and property and equipment	(28,750)	(23,676)	(84,868)	(52,009)
Free Cash Flow	$48,965	$85,111	$130,960	$131,146

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME AND CALCULATION OF ADJUSTED EPS (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2025	2024	2025	2024
Net income	$46,839	$34,732	$117,753	$98,104
Amortization of intangibles	15,645	16,774	48,719	50,260
Transaction and other related expenses (i)	—	2,483	1,093	4,124
Transformation expenses (ii)	283	983	(1,120)	2,552
Legal accrual/settlement (iii)	(1,540)	—	(1,540)	—
Change in fair value of interest rate swap	—	1,169	—	1,316
Loss on extinguishment of debt	21	33	69	628
Stock-based compensation (iv)	4,961	6,438	18,696	18,586
Total adjustments before income tax effect	19,370	27,880	65,917	77,466
Income tax effect on adjustments	(5,611)	(8,354)	(19,096)	(23,051)
Total adjustments after income tax effect	13,759	19,526	46,821	54,415
Adjusted Net Income	$60,598	$54,258	$164,574	$152,519

Adjusted EPS	$0.37	$0.32	$1.02	$0.91
Diluted weighted average shares outstanding	161,861	167,624	161,824	168,318
Annual estimated effective income tax rate (v)	29%	30%	29%	30%

(i)
Transaction and other related expenses for the periods presented primarily related to deal costs incurred for potential acquisitions and debt modification costs related to the 2024 refinancing on our first lien term loan.
(ii)
Transformation expenses for the 2025 year to date period represents a non-cash benefit in relation to a building lease. Transformation expenses for the 2024 periods consist of severance and other employee separation costs related to exit activities initiated during the period.
(iii)
This relates to adjustments to loss contingencies for the period
(iv)
Stock-based compensation represents the non-cash charge related to the issuance of awards under the Verra Mobility Corporation Amended and Restated 2018 Equity Incentive Plan.
(v)
The annual estimated effective tax rate used above excludes discrete items as they do not impact taxable income. This rate differs from the period-to-date effective tax rate used on our condensed consolidated statements of operations which includes the discrete items.

RECONCILIATION OF TOTAL LONG-TERM DEBT, NET TO NET DEBT AND NET LEVERAGE (Unaudited)

($ in thousands)	September 30, 2025	December 31, 2024
Total long-term debt, net	$1,029,938	$1,034,211
Original issue discounts	1,759	2,322
Unamortized deferred financing costs	7,107	9,035
Total long-term debt, excluding original issue discounts and unamortized deferred financing costs	1,038,804	1,045,568
Cash and cash equivalents	(196,096)	(77,560)
Net Debt	$842,708	$968,008

Net Leverage	2.0x	2.4x
Trailing twelve months adjusted EBITDA (i)	416,094	401,614

(i)
Trailing Twelve Months or “TTM” refers to the trailing four quarters and is calculated by adding the sum of the current quarter’s and the prior three quarters’ being measured.

QUARTERLY RESULTS AND RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA (Unaudited)

($ in millions)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	TTM 2024	Q1 2025	Q2 2025	Q3 2025	TTM 2025
Net income (loss)	$29.1	$34.2	$34.7	$(66.7)	$31.4	$32.3	$38.6	$46.8	$51.0
Interest expense, net	19.6	18.8	18.7	16.7	73.9	16.6	16.6	16.4	66.3
Income tax provision	9.9	13.4	13.8	10.8	47.7	12.5	14.0	17.8	55.1
Depreciation and amortization	26.9	27.5	26.6	27.5	108.5	27.6	29.1	28.6	112.8
EBITDA	85.5	93.9	93.8	(11.7)	261.5	89.0	98.3	109.6	285.2
Transaction and other related expenses (i)	1.5	0.1	2.5	1.2	5.4	—	1.1	—	2.3
Transformation expenses (ii)	—	1.6	1.0	1.9	4.4	—	(1.4)	0.2	0.7
Legal accrual (iii)	—	—	—	8.3	8.3	—	—	(1.5)	6.8
Loss on extinguishment of debt	0.6	—	—	1.1	1.7	—	—	—	1.1
Goodwill impairment (iv)	—	—	—	97.1	97.1	—	—	—	97.1
(Gain) loss on interest rate swap	(0.4)	—	0.9	—	0.5	—	—	—	—
Tax receivable agreement liability adjustment	—	—	—	(0.3)	(0.3)	—	—	—	(0.3)
Stock-based compensation (v)	5.6	6.6	6.5	4.4	23.0	6.4	7.3	5.0	23.1
Adjusted EBITDA	$92.8	$102.2	$104.7	$102.0	$401.6	$95.4	$105.3	$113.3	$416.0

(i)
Transaction and other related expenses for the periods presented primarily related to deal costs incurred for potential acquisitions and debt modification costs related to the 2024 refinancing on our first lien term loan.
(ii)
Transformation expenses for the 2025 period represent a non-cash benefit in relation to a building lease. Transformation expenses for the 2024 periods consist of severance and other employee separation costs related to exit activities initiated during the period.
(iii)
This relates to adjustments to loss contingencies during fiscal year 2025 and accruals for estimated loss contingencies during fiscal year 2024.
(iv)
This relates to the impairment of goodwill in our Parking Solutions segment during the fourth quarter of fiscal year 2024.

(v)
Stock-based compensation represents the non-cash charge related to the issuance of awards under the Verra Mobility Corporation Amended and Restated 2018 Equity Incentive Plan.

Investor Relations Contact

Mark Zindler

mark.zindler@verramobility.com